EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use of our report dated June 23, 2006, relating to the financial statements of AcXess, Inc. as of March 31, 2006, and for the period from inception (January 12, 2005) to March 31, 2005, the year ended March 31, 2006, and the period from inception (January 12, 2005) to March 31, 2006. We also consent to the references to us under the heading "Experts" in such Registration Statement.

Stark Winter Schenkein & Co., LLP
Denver, Colorado
April 20, 2007